2014 Earnings and Business Update Monday, March 30, 2015 | 10:00 a.m. ET

2 Forward-Looking Statements Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect American Realty Capital Properties, Inc.’s (“ARCP,” the “Company,” “us,” “our” and “we”) expectations regarding future events. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements, and any statements regarding ARCP’s future financial condition, results of operations and business are also forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, most of which are difficult to predict and many of which are beyond ARCP’s control. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: ARCP’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; ARCP’s ability to reestablish the financial network that supports Cole Capital®; ARCP’s ability to regain the prior transaction and capital raising volume of Cole Capital prior to the filing of ARCP’s Current Report on Form 8-K on October 29, 2014; the timing and expense of the remediation of ARCP’s material weaknesses in disclosure controls and procedures and internal control over financial reporting; the impact and outcome of litigation and regulatory investigations related to the recent Audit Committee investigation and restatement of ARCP’s financial statements; ARCP’s ability to regain compliance with the requirements of the NASDAQ Stock Market; the impact of ARCP’s debt documents on ARCP’s overall borrowing flexibility; the level and frequency of the dividend to be established by ARCP’s Board of Directors compared to the level and frequency of the dividend ARCP previously paid; ARCP’s ability to establish a timely financial reporting schedule; the impact of the recent downgrade in ARCP’s credit rating to below investment-grade; the unpredictability of the business plans and financial condition of ARCP’s tenants; the impact of impairment charges in respect of certain of ARCP’s properties or other assets; the inability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in ARCP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The forward-looking statements contained herein reflect ARCP’s beliefs, assumptions and expectations regarding ARCP’s future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to ARCP. If a change occurs, ARCP’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. ARCP disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law. www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. 2014 EARNINGS & BUSINESS UPDATE

3 Contents Fourth Quarter and Year-End 2014 Results 4 Business Update 7 ARCP Overview 11 Summary 19 About the Data 21 2014 EARNINGS & BUSINESS UPDATE www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. Tenants, Trademarks and Logos ARCP is not affiliated with, is not endorsed by, does not endorse and is not sponsored by or a sponsor of the products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

ARCP Fourth Quarter and Year-End 2014 Results 2014 EARNINGS & BUSINESS UPDATE

Summary Financial Results[1]

Q4 & YEAR-END 2014 RESULTS

($ in thousands, except share and per share data)	THREE MONTHS ENDED 3/31/2014	6/30/2014	9/30/2014	12/31/2014	YEAR ENDED 12/31/2014
Revenues					
Real estate revenue	$ 266,897	$ 344,956	$ 397,321	$ 366,525	$ 1,375,699
Cole Capital revenue	$ 54,257	$ 37,222	$ 59,797	$ 52,282	$ 203,558
Total revenues	$ 321,154	$ 382,178	$ 457,118	$ 418,807	$ 1,579,527
Net loss attributable to the Company	$ (291,444)	$ (54,720)	$ (280,398)	$ (350,623)	$ (977,185)
Net loss per share attributable to Common Stockholders – basic	$ (0.58)	$ (0.10)	$ (0.35)	$ (0.41)	$ (1.36)
Weighted-average shares outstanding - basic	547,470,457	815,406,408	902,096,102	902,528,464	793,150,098
Funds from Operations (FFO)[2]					
Total Company	$ (144,804)	$ 156,967	$ 195,798	$ (58,825)	$ 149,136
FFO per common share - diluted	$ (0.24)	$ 0.18	$ 0.21	$ (0.06)	$ 0.18
Real estate segment	$ (135,182)	$ 167,441	$ 194,712	$ 219,144	$ 446,115
FFO per common share - diluted	$ (0.23)	$ 0.19	$ 0.21	$ 0.24	$ 0.53
Cole Capital segment	$ (9,622)	$ (10,474)	$ 1,086	$ (277,969)	$ (296,979)
FFO per common share - diluted	$ (0.02)	$ (0.01)	$ 0.00	$ (0.30)	$ (0.35)
Adjusted Funds From Operations (AFFO)[2]					
Total Company	$ 114,772	$ 185,934	$ 244,549	$ 205,459	$ 750,714
AFFO per common share - diluted	$ 0.19	$ 0.21	$ 0.26	$ 0.22	$ 0.90
Real estate segment	$ 108,664	$ 168,188	$ 214,991	$ 193,934	$ 685,777
AFFO per common share - diluted	$ 0.18	$ 0.19	$ 0.23	$ 0.21	$ 0.82
Cole Capital segment	$ 6,108	$ 17,746	$ 29,558	$ 11,525	$ 64,937
AFFO per common share - diluted	$ 0.01	$ 0.02	$ 0.03	$ 0.01	$ 0.08
Weighted-average shares outstanding – diluted	598,622,385	868,019,525	947,066,357	932,157,876	837,652,242
EBITDA[2]	$ (17,291)	$ 290,547	$ 79,877	$ (35,971)	$ 317,162
Normalized EBITDA[2]	$ 195,603	$ 313,685	$ 366,241	$ 341,318	$ 1,216,847

1) The Summary Financial Results amounts and per share amounts are derived from the Company's Amended Quarterly Reports on Form 10-Q/A for the quarters ended 3/31/14 and 6/30/14, Quarterly Report on Form 10-Q for the quarter ended 9/30/2014 and Annual Report on Form 10-K for the year ended 12/31/14. 2) FFO, AFFO, EBITDA and Normalized EBITDA are non-GAAP financial measures. See "About the Data" for a description of our non-GAAP financial measures and accompanying Supplemental Financial Information for GAAP reconciliations.

5 www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc.

American Realty Capital Properties

6 2014 Fourth Quarter and Year-End Highlights: ARCP & Real Estate Investments » Reported consolidated revenue of $418.8 million for the quarter, an increase of $282.6 million over prior year period, for 2014 total revenue of $1.58 billion and net loss of $977.2 million » Reported consolidated FFO of ($0.06) and AFFO of $0.22 per diluted share for the quarter, and consolidated FFO of $0.18 and AFFO of $0.90 per diluted share for 2014 » Acquired $21.0 million of real estate in the quarter with a cash cap rate of 7.32%1, for a 2014 total of $3.8 billion invested with a cash cap rate of 7.90%1, 2 » Sold 81 properties in the quarter for total net proceeds of approximately $1.9 billion, including the multi-tenant portfolio sale to a Blackstone-DDR joint venture, bringing 2014 total net proceeds from dispositions to $2.05 billion » Multi-tenant sale net proceeds were used to repay approximately $543 million of mortgage debt associated with the properties and pay down $1.2 billion on the Company’s line of credit » Entered into a settlement agreement with RCS Capital Corporation (“RCS Capital”) that resolved the dispute over the sale of Cole Capital, giving the Company consideration of $60.0 million to terminate the Equity Purchase Agreement and all related agreements and documents » Underwent a change in senior leadership, with the resignees collectively forfeiting approximately 3 million shares3 and 12.7 million LTIP units granted under the 2014 OPP (representing all LTIP units issued thereunder) » Recognized impairment charges during the quarter of approximately $406.1 million » $223.1 million related to goodwill associated with Cole Capital » $96.7 million for five office properties » $86.4 million related to the intangible asset value associated with the dealer manager and advisory contracts for Cole Capital www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. Q4 & YEAR-END 2014 RESULTS Data as of 12/31/14 unless otherwise noted. 1) Cash cap rate is equal to Year 1 rent or Net Operating Income divided by the purchase price of the property. 2) 2014 acquisitions exclude Cole Real Estate Investments, Inc., CCPT and ARCT IV. 3) Including fully vested shares, restricted stock awards and performance stock awards.

Business Update 2014 EARNINGS & BUSINESS UPDATE

8 ARCP is dedicated to providing regular updates on the development of its business www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. Expected Timetable of Key Events BUSINESS UPDATE ARCP Key Events Expected Completion Announced Glenn Rufrano as the new CEO Complete Filed its 2014 Annual Report on Form 10-K and is now current in its SEC periodic reporting Complete Anticipates announcing a new independent, non-executive Chairman of the Board and two new independent Board members In the near term Company to report first quarter 2015 results on Form 10-Q and host investor webcast, returning the Company to a normal financial reporting schedule May 2015 Following the development of the new CEO’s business plan, Company to host an Investor Day and present its updated vision and strategy Later in 2015

9 Glenn Rufrano named CEO on March 10, 2015 » Appointment effective April 1, 2015 » An impressive track record at the helm of large and complex real estate businesses, strengthening financial positions and generating returns for shareholders » Spent his career in the commercial real estate business, and his experience and relationships will add significant value to ARCP » Under his leadership, New Plan Excel Realty Trust, Centro Global Property Group and Cushman & Wakefield each underwent structural changes leading to enhanced growth at each company » Initial focus will be on analyzing and understanding ARCP’s business, including Cole Capital, and formulating a long-term strategy Search for non-executive Chairman » Continuing to work with Korn Ferry to identify highly respected candidates » Bill Stanley will remain interim Chairman until the non- executive Chairman takes office Board Reconstitution » With ARCP current in its financial reporting and a new CEO named, Leslie Michelson and Governor Edward Rendell will step down effective April 1, 2015 » In the process of recruiting two new independent directors, in addition to the non-executive Chairman, with the assistance of Korn Ferry » Mr. Rufrano will also serve on the Board, resulting in a seven-member Board » The decision about renomination of the other existing directors for election at the 2015 annual meeting will be made by the disinterested members of the reconstituted Board ARCP’s directors have named a new CEO and are reconstituting the Board www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. CEO and Board Update BUSINESS UPDATE

2014 Fourth Quarter and Year-End Highlights: Cole Capital®

COLE CAPITAL®

BUSINESS UPDATE

ARCP is committed to returning Cole Capital to prior levels of success and earnings power to generate value for shareholders

- Revenue of \$52.3 million and AFFO of \$0.01 per diluted share for the fourth quarter, and revenue of \$203.6 million and AFFO of \$0.08 per diluted share for the year[1]
- Including DRIP, raised \$159.9 million during the fourth quarter, for a total of \$1.5 billion raised for the year[1]
- On behalf of its non-traded REITs, invested \$942.8 million in 130 properties during the quarter, for a 2014 total investment of \$3.3 billion in 577 properties[1]
- At the end of 2014, had \$8.6 billion[2] of assets under management[3]
- Cole Capital is actively engaging with clearing firms and broker-dealers to normalize relationships
- Cole Capital has three active non-traded REITs currently raising equity, with \$555.8 million raised, including DRIP, and \$1.3 billion invested[4]
- Capital markets division led by a strong team of financial industry veterans
- Real estate investment and property management divisions overseen by experienced teams



Cole Capital Annual Capital Raise[1,5]
($ in millions)
4,000
3,000
2,000
1,000
0
$1,029
$969
$1,443
$1,324
$1,267
$3,568
$1,315
2008
2009
2010
2011
2012
2013
2014

1) ARCP acquired Cole Capital on 2/7/14. 2) Based on the purchase price of real estate assets owned within each of the Cole Capital sponsored non-traded REITs and programs as of 12/31/2014, excluding unconsolidated joint ventures. 3) CCIT was sold to Select Income REIT on 1/29/2015 and owned \$2.7B of gross real estate assets (net of gross intangible lease liabilities) as of 12/31/2014. 4) Cumulative capital raise and real estate investments for three active offerings as of 12/31/14. 5) Source: Robert A. Stanger & Co., Inc.; Does not include DRIP; Cumulative capital raise for all Cole Capital offerings.

10 www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc.

American Realty Capital Properties

ARCP Overview 2014 EARNINGS & BUSINESS UPDATE

12 ARCP Is a Strong, Well-Capitalized Net Lease REIT ARCP is a leading net lease REIT: » Total enterprise value of $20.1 billion1 » Established hybrid business model with Cole Capital® » Stable, predictable real estate cash flows » Experienced real estate professionals and leadership team » 4,648 properties owned, with 803 tenants in 42 industries located across 49 states2 » 46.9% of the portfolio’s tenants are investment-grade rated3 » Portfolio weighted-average remaining lease term of 11.8 years » Weighted-average debt maturity of 4.7 years, with a weighted- average interest rate of 3.5% www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. ARCP OVERVIEW All data as of 12/31/14, unless otherwise noted, for the ARCP balance sheet. 1). See Page 17 for a calculation of total enterprise value. 2) The Company’s properties are also located in the District of Columbia, Puerto Rico and Canada. 3) Tenants are considered investment-grade rated based on ratings of the major credit ratings agencies and may reflect the credit rating of the parent company or a guarantor.

Restaurants » 2,175 Properties » 11.1 million SF » 48 States + DC + Canada Office & Industrial » 338 Properties » 57.5 million SF » 43 States + Puerto Rico Single-Tenant Retail » 2,084 Properties » 31.7 million SF » 49 States + Puerto Rico Established Hybrid Business Model www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. ARCP OVERVIEW $20.1B1 Enterprise Value Income NAV CCPT V CCIT II Open Funds TICs & DSTs CCPT IV Closed Funds $8.6B in Assets Under Management2 CCIT3 All data as of 12/31/14. ARCP owns 51 multi-tenant shopping centers and other properties in 21 states totaling 2.8 million square feet not represented in the chart. 1) See Page 17 for a calculation of total enterprise value. 2) Based on the purchase price of real estate assets owned within each of the Cole Capital sponsored non-traded REITs and programs as of 12/31/2014, excluding unconsolidated joint ventures and including CCIT. 3) CCIT was sold to Select Income REIT on 1/29/2015 and owned $2.7B of gross real estate assets (net of gross intangible lease liabilities) as of 12/31/2014. 13

14 Market-leading net lease REIT www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. ARCP-Owned Real Estate Portfolio & Key Information ARCP OVERVIEW As of 12/31/2014 Properties 4,648 Total Square Feet 103.1 million Annualized Base Rent1 $1.38 billion Occupancy2 99.3% Weighted-Average Remaining Lease Term (by Rent) 11.8 years Investment Grade (by Rent)3 46.9% Number of Tenants 803 Number of Industries 42 Number of States4 49 Top 10 Tenant Concentration (by Rent) 32.8% All data as of 12/31/14 unless otherwise noted. 1) Annualized base rent represents the average annual base rental income over the respective lease term, including adjustments for rent concessions or abatements, if any. 2) Occupancy is based on square feet. 3) Tenants are considered investment-grade rated based on ratings of the major credit ratings agencies and may reflect the credit rating of the parent company or a guarantor. 4) The Company’s properties are also located in the District of Columbia, Puerto Rico and Canada. 5) Excluding the acquisitions of Cole Real Estate Investments, Inc., CCPT and ARCT IV. 6) CCIT was sold to Select Income REIT on 1/29/2015 and owned $2.7B of gross real estate assets (net of gross intangible lease liabilities) as of 12/31/2014. 7) Cash NOI is a non-GAAP financial measure. See “About the Data” for additional information and a reconciliation of Cash NOI for Q4 2014. Key Information as of 12/31/2014 (unaudited): Shares outstanding - diluted (in thousands) 929,294 Revolving line of credit balance $2.2 Billion 2014 acquisitions on balance sheet5 $3.8 Billion Estimated Cole Capital Assets Under Management6 $8.6 Billion Cash NOI (unaudited): Q4 2014 real estate Cash NOI7 (in thousands) $314,119

15 Highly diversified by property type, industry, credit and tenant Portfolio Diversification www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. ARCP OVERVIEW Tenant % SLR S&P Rating Red Lobster 11.6% B- CVS Pharmacy 3.8% BBB+ Walgreens 3.2% BBB Family Dollar 2.5% BBB- Dollar General 2.5% BBB- FedEx 2.4% BBB GSA 1.7% AA+ Albertson’s 1.7% B Citizen’s Bank 1.7% A- AT&T 1.7% A- Top 10 Tenants 32.8% 59.5% Retail and Restaurants 15.2% Industrial/ Distribution 22.8% Office 2.5% Other Industry % SLR Casual Dining Restaurants 18.4% Manufacturing 9.2% Quick Service Restaurants 8.8% Pharmacy 8.1% Discount Retail 6.8% Banking/Finance 4.8% Professional Services 4.3% Grocery/Supermarket 4.3% Home & Garden Retail 4.2% Logistics 3.0% Top 10 Industries 71.9% Data as of 12/31/2014. 1) Based on straight line rent (SLR) Property Type1

16 Lease Expirations and Portfolio Occupancy Lease Expirations1 www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 2015 2016 2017 2018 2019 2020 2021 2022 2023 Therafter ARCP OVERVIEW 50% 55% 60% 65% 70% 75% 80% 85% 90% 95% 100% Q4-2012 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Q2-2014 Q3-2014 Q4-2014 Consistent Occupancy Levels3 11.8 Years Current WALT2 99.3% Current Occupancy Data as of 12/31/14. 1) Based on straight-line rent (SLR). 2) Weighted-Average Lease Term (WALT). 3) Based on occupied square feet.

17 Key Balance Sheet Metrics and Capital Structure www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. ARCP OVERVIEW 1) Based on a stock price of $9.90 as of March 27, 2015. Reflects common shares outstanding as of December 31, 2014. 2) Normalized EBITDA represents annualized fourth quarter 2014 normalized EBITDA as reported in a Form 8-K filed with the SEC on March 30, 2015. Normalized EBITDA is a non-GAAP financial measure. See “About the Data “ for a description of our non-GAAP financial measures and accompanying Supplemental Financial Information for GAAP reconciliations. 3) Fixed Charge Coverage represents normalized EBITDA divided by interest expense, scheduled mortgage principal amortization and preferred stock dividends for Series F perpetual preferred stock. 4) Liquidity as of December 31, 2014 represents LOC capacity of $3.6 billion less outstanding balance of $3.18 billion plus cash and cash equivalents of $417 million. Leverage Metrics ($ in millions) 12/2014 Net Debt/Enterprise Value 50.1% Net Debt/Normalized EBITDA2 7.4x Fixed Charge Coverage 3 2.9x Liquidity4 $832 Capitalization ($ in millions) 12/2014 Equity Capitalization 1 $8,938 Series F Preferred $1,071 Secured Debt $3,735 Unsecured Term Loan $1,000 Unsecured Credit Facility $2,184 Unsecured Notes $2,550 Convertible Debt $1,000 Total Unsecured Debt $6,734 Total Debt $10,469 Cash and Cash Equivalents $417 Net Debt $10,052 Enterprise Value $20,061 Total Capitalization $20,478 44% Common Equity Capitalization Secured Debt 35% Senior Unsecured Notes 24% Revolving Credit Facility 21% Unsecured Term Loan 10% Convertible Notes 10% Fixed-Rate Debt 67% Swapped to Fixed-Rate Debt 12% Variable-Rate Debt 21% Interest Rate by Type

18 Manageable debt maturity profile with minimal near-term maturities www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. Debt Maturity Profile1 ARCP OVERVIEW Amounts shown in millions » Weighted-average debt term is 4.7 years » Weighted-average interest rate is 3.5% (Represents $45M secured term loan.) 1) Represents balloon payments at maturity only and excludes scheduled principal amortization. 1.4% 2.3% 17.3% 39.9% 10.2% 6.7% 3.9% 3.1% 3.5% 11.6% 0.0% 0.0% 50.0% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Thereafter $141 $227 $434 $196 $268 $269 $395 $312 $346 $664 $2 $1,300 $750 $500 $3,184 $598 $403 $0 $1,000 $2,000 $3,000 $4,000 $5,000 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Thereafter Convertible Notes Senior Credit Facility Unsecured Notes Mortgages Other

Summary 2014 EARNINGS & BUSINESS UPDATE

20 » Solid performance by the real estate portfolio in the fourth quarter » Hired the new Chief Executive Officer, Glenn Rufrano, effective April 1, 2015 » Mr. Rufrano will focus initially on analyzing and understanding the business, and then on developing a business plan to enhance financial stability and long-term growth » The Board is being reconstituted through the addition of Mr. Rufrano and the search for a non- executive Chairman and two other new independent directors » Cole Capital is fully dedicated to normalizing relations with its broker-dealer and clearing partners » Continuing to manage and evaluate the legal landscape, which includes government investigations and private civil actions » Continuing to implement remediation of internal controls under Audit Committee oversight » The Board will re-establish a common stock dividend later in 2015, which is expected to be in line with net lease peers and paid on a quarterly basis The Board and management continue to make progress on their commitments www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. Key Takeaways & Business Updates SUMMARY ARCP continues to be a strong, well-capitalized leader in the net lease REIT industry.

About the Data 2014 EARNINGS & BUSINESS UPDATE

22 About the Data Description of Funds From Operations and Adjusted Funds From Operations – Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under generally accepted accounting principles in the United States ("U.S. GAAP"). We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with U.S. GAAP, excluding gains or losses from sales of property, depreciation and amortization of real estate assets and impairment write- downs including adjustments for the proportionate share of adjustments for unconsolidated partnerships and joint ventures. These adjustments also include the pro rata share of unconsolidated partnerships and joint ventures. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or is requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of U.S. GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in U.S. GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and Adjusted Funds From Operations ("AFFO"), as described below, should not be construed to be more relevant or accurate than the current U.S. GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under U.S. GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and AFFO measures and the adjustments to U.S. GAAP in calculating FFO and AFFO. We consider FFO and AFFO useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in our peer group. Accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as- incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. While certain companies may experience significant acquisition activity, other companies may not have significant acquisition activity and management believes that excluding costs such as merger and transaction costs and acquisition related costs from property operating results provides useful information to investors and provides information that improves the comparability of operating results with other companies who do not have significant merger or acquisition activities. AFFO is not equivalent to our net income or loss as determined under GAAP, and AFFO may not be a useful measure of the impact of long-term operating performance if we continue to have such activities in the future. www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. ABOUT THE DATA

23 About the Data Description of Funds From Operations and Adjusted Funds From Operations – Continued We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent, net direct financing lease adjustments and equity-based compensation from AFFO we believe we provide useful information regarding income and expense items which have no cash impact and do not provide us liquidity or require our capital resources. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not as involved in activities which are excluded from our calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. In addition, we exclude certain interest expenses related to securities that are convertible to common stock as the shares are assumed to have converted to common stock in our calculation of weighted-average common shares-fully diluted. In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of our operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expense are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. As a result, we believe that the use of FFO and AFFO, together with the required U.S. GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. FFO and AFFO are non-GAAP financial measures and do not represent net income as defined by U.S. GAAP. FFO and AFFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as alternatives to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs. We are now presenting the restated FFO and AFFO using two methods: 1) we calculate FFO and AFFO on a gross basis, whereby we start with net income attributable to both the stockholders and the non-controlling interest holders, and then adjust net income by the gross reported amounts of the items being adjusted (“Gross Method”); and 2) we calculate FFO and AFFO on a net basis, whereby we start with net income attributable only to the stockholders, and adjust net income by only the stockholders’ portion of the applicable items (“Net Method”). For presentation of the Net Method, the company has included the gross amounts of each adjustment on their respective line items and adjusted for the proportionate share which is attributable to non-controlling interest on a separate line item within FFO and AFFO. Similarly, AFFO per share follows the same logic. Under the Gross Method, AFFO is divided by a share number that takes into account the dilutive effect of units held by the non-controlling interest holders; Under the Net Method, AFFO is divided by a share number that reflects only the dilutive effects of common shares. www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. ABOUT THE DATA

24 About the Data EBITDA and Normalized EBITDA Normalized EBITDA as disclosed represents EBITDA, or earnings before interest, taxes, depreciation and amortization, modified to include other adjustments to GAAP net income for merger expenses which are considered non-recurring and gains/losses in real estate and derivatives which are not considered fundamental attributes of the Company’s business plans and do not affect the Company’s overall long-term operating performance. The Company excludes these items from Normalized EBITDA as they are not the primary drivers in the Company’s decision making process. In addition, the Company’s assessment of the Company’s operations is focused on long- term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows. The Company believes that Normalized EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of the Company’s business segments, although it does not represent net income that is computed in accordance with GAAP. Therefore, Normalized EBITDA should not be considered as an alternative to net income or as an indicator of the Company’s financial performance. The Company uses Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company’s strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies. GAAP Reconciliations Reconciliations of net income to FFO, AFFO and Normalized EBITDA are provided in the Supplemental Financial Information for the fourth quarter of 2014 furnished to the SEC on Form 8-K. www.arcpreit.com | NASDAQ: ARCP | © 2015 American Realty Capital Properties, Inc. ABOUT THE DATA NOI and Adjusted NOI Net Operating Income (“NOI”) is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents rental and other property income and tenant reimbursement income less property operating expenses. NOI excludes income from discontinued operations, interest expense, depreciation and amortization, general and administrative expenses, merger related compensation and merger and acquisition related expenses. Adjusted NOI excludes the impact of certain GAAP adjustments to rental revenue, such as straight-line rent adjustments, amortization of above market intangible lease assets or the amortization of below market lease intangible liabilities. It is management’s view that NOI and Adjusted NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Adjusted NOI should not be considered as an alternative to net income. Further, NOI and Adjusted NOI may not be comparable to similarly titled measures of other companies. Please see below for a reconciliation of net income to NOI and Adjusted NOI. NOI GAAP Reconciliation - For Reporting In $000’s 3 Months Ended December 31, 2014 Rental Income - as Reported1 346,928 Operating Expense Reimbursements - as Reported 18,806 Property Operating Expense - as Reported (27,723) GAAP NOI 338,011 Adjustments: Straight Line Rent (25,367) Above / Below Market Rent 1,475 Cash NOI 314,119 Adjustments for intra-quarter acquisitions and dispositions2 (3,898) Normalized Cash NOI 310,222 1) Includes $1.6M of percentage rents. 2) For properties acquired during the three months ended December 31, 2014, the adjustment replaces cash NOI for the partial period with an amount estimated to be equivalent to cash NOI for the full period. For properties disposed of during the three months ended December 31, 2014, the adjustment eliminates cash NOI for the period.